EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-124969, 333-123816, 333-108009, 333-91072, 333-72194, 333-55520, 333-39928) on Form S-8 of Occam Networks, Inc. and subsidiary of our report dated March 10, 2006 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Occam Networks, Inc. and subsidiary for the year ended December 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

March 29, 2006